EXHIBIT 10.64

                               AMENDMENT NUMBER 1
                                     TO THE
                        OCCIDENTAL PETROLEUM CORPORATION
                           2005 DEFERRED STOCK PROGRAM

          WHEREAS, Occidental Petroleum Corporation (the "Company") maintains the Occidental Petroleum Corporation Deferred Stock Program (the "DSP"), the purpose of which is to provide a tax-deferred opportunity for key management and highly compensated employees of the Company and its affiliates to accumulate additional retirement income through deferrals of equity-based compensation;

          WHEREAS, the American Jobs Creation Act of 2004 added a new Section 409A to the Internal Revenue Code establishing new rules regarding the taxation of nonqualified deferred compensation plans, effective for amounts deferred after December 31, 2004 (the "New Law");

          WHEREAS, under the New Law, amounts deferred on and after January 1, 2005 under the DSP would be immediately taxable to participants because of certain provisions of the DSP that are not compliant with the New Law;

          WHEREAS, the Board of Directors of the Company (the "Board") adopted, effective January 1, 2005, the Occidental Petroleum Corporation 2005 Deferred Stock Program (the "2005 DSP") to continue to provide a tax-deferred opportunity for key management and highly compensated employees of the Company and its affiliates to accumulate additional retirement income through deferrals of equity-based compensation in compliance with the New Law;

          WHEREAS, recent guidance issued by the Internal Revenue Service specifies that the deferral of any portion of an award under the DSP that becomes vested after December 31, 2004 will be treated as an amount deferred after December 31, 2004 for purposes of the New Law; and

          WHEREAS, it is therefore desirable to amend the 2005 DSP to allow the redirection of the deferrals of certain unvested or partially unvested awards to the 2005 DSP.

          NOW, THEREFORE, effective as of January 1, 2005, the 2005 DSP is hereby amended as follows:

                                   ARTICLE IV

                             DEFERRED SHARE ACCOUNTS

     1. Article IV is amended by adding a new Section 4.1(c) to read as follows:

               "(c) Deferred Shares under Awards Granted before the Effective Date.

                    (i) Deferral under this Program. Any share units subject to a Qualifying Performance Stock Award for the period ending December 31, 2004 that an employee of the Company elected to defer in accordance with the terms of the Occidental Petroleum Deferred Stock Program (the "Prior Program") shall be deferred under this Program instead of the Prior Program. In addition, any share units subject to a Qualifying Restricted Share Unit Award granted before the Effective Date that become vested after December 31, 2004 shall be deferred under this Program instead of the Prior Program. Any share units described in the preceding two sentences shall be credited to the individual's Deferred Share Account as set forth in Section 4.1(a) and shall be subject to the terms and conditions of this Program, including without limitation, any distribution election made under
          Section 4.4 of this Program and any Dividend Equivalent election made under Section 4.2 of this Program; provided, however, that if such individual has not filed a Distribution Election Form as provided under Section 4.4 or a Dividend Equivalent election as provided under
          Section 4.4, he may file such elections at any time prior to February __, 2005, which elections shall then apply with respect to all share units subsequently credited to his Deferred Stock Account. If such a participant who has not previously filed a Distribution Election Form fails to file a Distribution Election Form by the date specified above, he will be deemed to have elected a lump sum form of payment. If such a participant who has not previously filed a Dividend Equivalent election fails to file a Dividend Equivalent election by the date specified above, he will be deemed to have elected Current Dividend Equivalents. The Qualifying Restricted Share Unit Awards with unvested share units as of December 31, 2004 are listed in Appendix A to this Program.

                    (ii) Opportunity to Revoke Deferral Elections for Qualifying Performance Stock Award. Notwithstanding anything contained herein to the contrary, any participant in the Prior Program who elected to defer his Qualifying Performance Stock Award for the period ending December 31, 2004 may revoke his deferral election as provided in this
          Section 4.1(c). Such election must be in writing on a form provided by the Committee and must be filed with the Committee on or before February 4, 2005. Any participant in the Prior Program who revokes his deferral election for his Qualifying Performance Stock Award for the period ending December 31, 2004 shall receive payment of such award at or about the same time as such award would be payable under its terms without regard to any deferral election."


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


                             ADDITION OF APPENDIX A

     2. The Program is amended by adding an Appendix A thereto to read as follows:

                                   APPENDIX A

                     QUALIFYING RESTRICTED SHARE UNIT AWARDS
                            WITH UNVESTED SHARE UNITS
                             AS OF DECEMBER 31, 2004


          Set forth below are the Qualifying Restricted Share Unit Awards with unvested share units as of December 31, 2004:

          AWARD DATE                              UNVESTED TRAUNCHES
          ----------                              ------------------

          July 17, 2002                                    1
          December 9, 2002                                 3
          July 16, 2003                                    2
          December 8, 2003                                 4
          July 14, 2004                                    3

          IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment this 10th day of February, 2005.

                                   OCCIDENTAL PETROLEUM CORPORATION


                                   By:   /s/ RICHARD W. HALLOCK
                                      ------------------------------------------
                                   Richard W. Hallock
                                   Executive Vice-President, Human Resources


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